Exhibit 99.2

CONSENT OF BARCLAYS CAPITAL INC.

Board of Directors
Sovereign Bancorp, Inc.
1500 Market Street
Philadelphia, Pennsylvania 19102

Members of the Board:

We hereby consent to the inclusion of (i) our opinion letter, dated October 13, 2008, to the Board of Directors of Sovereign Bancorp, Inc. (“Sovereign”) as Annex C to the Registration Statement of Banco Santander, S.A. (“Santander”) on Form F−4 (the “Registration Statement”) relating to the proposed transaction involving Santander and Sovereign, and (ii) references made to our firm and such opinion in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

[Signature Page Follows]

Very truly yours,

/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

Date: November 17, 2008

[Signature Page of Consent of Barclays Capital Inc.]